☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**

EQUITABLE

Mailing address: PO Box 1047, Charlotte NC 28201-1047

VUL Optimizer MAX
Application for Individual Life Insurance - Part 1

Proposed Insured

1. Name (First, Middle, Last) ______
2. Primary Address ______
   City ______ County ______ State ______ Zip ______
3. Cell/Mobile Number ______ Preferred Telephone Number (if other than cell) ______
4. Email Address ______
5. Date of Birth (mm/dd/yyyy) ______ 6. Place of Birth (Country/State) ______
7. SSN ______ 8. Gender ☐ Male ☐ Female
9. Driver's License# ______ State ______ Exp. Date (mm/dd/yyyy) ______
   If no DL, provide Government ID# ______ State ______ Exp. Date (mm/dd/yyyy) ______
10. Are you a U.S. Citizen or Permanent Resident? ☐ U.S. Citizen ☐ Permanent Resident ☐ Neither
    If Permanent Resident, give Alien Registration number: ______

Employment

11. Status: ☐ Employed (Complete questions 13 – 16) ☐ Unemployed ☐ Retired ☐ Homemaker ☐ Student
12. Employer Name ______
13. Current Occupation ______
14. Worksite Address ______
    City ______ State ______ Zip ______
15. Years at Current Job ______

Income

16. Gross Annual Earned Income ______
    Gross Annual Unearned Income ______ Source of Unearned Income ______
    Gross Annual Household Income ______ Total Household Net Worth ______

Other Insurance

17. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
18. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 18 and/or 19 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	Type
				☐ Y ☐ N	
				☐ Y ☐ N	
				☐ Y ☐ N	

ICC20-LIFE-App X04499_ICC Page 1 of 9 ICC20-LIFE-App (MAX)

19. Does the Proposed Insured have any other formal life insurance applications pending with this or any other company? ☐ Yes ☐   No
List the details below for “Yes” answer to question 19
Company Name Total Amount (Policy Face Amount plus Additional Competitive
Benefits and/or Riders)✓✓
20. Including this application and any pending applications with our Companies or any outside Company, what is the total amount of insurance you plan to accept on the Proposed Insured? $
Personal History
Please complete the Personal History Questionnaire
Purpose of Insurance
Only complete if Proposed Insured is Owner/Individually Owned
21. ☐  Income Replacement ☐  Mortgage/Debt Repayment ☐  Estate Planning ☐  Charitable/Gifting ☐  Other ☐  Individually owned policy for Business Insurance purposes
(Please complete the Individually Owned Policy/Business Insurance Questionnaire.)
Owner type
22. Individually Owned☐  Proposed Insured is owner (Continue to Beneficiary Section)
☐  Owner is other than the Proposed Insured. (Please complete the information below in the General Information Section.)
Business/Entity Owned ☐   (Please complete the Entity Owner Questionnaire for New Business.)
Trust Owned ☐   (Please complete the Trust Owner Questionnaire and Certification form.)
23. This is a Qualified Plan ☐   (Please complete the Basic Installation Information form.)
General Information for Proposed Individual Owner
Including business agreements when the Proposed Owner is an individual
24. Proposed Owner Name (First, Middle, Last)
25. Primary Address
City County State Zip
26. Cell/Mobile Number Preferred Telephone Number (if other than cell)
27. Email Address
28. SSN    29. Date of Birth (mm/dd/yyyy)
30. Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy)
31. Are you a U.S. Citizen or Permanent Resident? ☐  U.S. Citizen ☐  Permanent Resident ☐  Neither If Permanent Resident, give Alien Registration number:
32. Relationship to Insured
33. Gross Annual Income (Earned and Unearned) Total Household Net Worth
ICC20-LIFE-App Page 2 of 9

General Information for Proposed Individual Owner (continued)

34. Joint Proposed Owner Name (First, Middle, Last) ______

35. Primary Address ______

City ______ County ______ State ______ Zip ______

36. Cell/Mobile Number ______ Preferred Telephone Number (if other than cell) ______

37. Email Address ______

38. SSN ______ 39. Date of Birth (mm/dd/yyyy) ______

40. Driver's License# ______ State ______ Exp. Date (mm/dd/yyyy) ______

If no DL, provide Government ID# ______ State ______ Exp. Date (mm/dd/yyyy) ______

41. Are you a U.S. Citizen or Permanent Resident? ☐ U.S. Citizen ☐ Permanent Resident ☐ Neither

If Permanent Resident, give Alien Registration number: ______

42. Relationship to Insured ______

43. Gross Annual Income (Earned and Unearned) ______ Total Household Net Worth ______

Other Insurance

44. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

45. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Owner(s)? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 44 and/or 45 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	Type
				☐ Y ☐ N	
				☐ Y ☐ N	
				☐ Y ☐ N	

STOP *For additional **Joint Owners** provide all required information (answers to questions 34 - 45) in the **Remarks** section.*

Beneficiary Information

46. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured's surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured's estate. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. **Total percentage must equal 100% for each category of beneficiary and be in whole numbers.** *Please use the **Remarks** section if you need to include additional beneficiaries in either category.* (P = Primary, C = Contingent)

☐ **Primary Beneficiary is Proposed Owner**

☐ **P** ☐ **C** Name/Trustee ______ % ______

Address (Street, City, State, Zip) ______

Relationship to Proposed Insured ______ Date of Birth/Date of Trust ______

SSN/TIN ______ Preferred Telephone Number ______ Email ______

☐ **P** ☐ **C** Name/Trustee ______ % ______

Address (Street, City, State, Zip) ______

Relationship to Proposed Insured ______ Date of Birth/Date of Trust ______

SSN/TIN ______ Preferred Telephone Number ______ Email ______

☐ **P** ☐ **C** Name/Trustee ______ % ______

Address (Street, City, State, Zip) ______

Relationship to Proposed Insured ______ Date of Birth/Date of Trust ______

SSN/TIN ______ Preferred Telephone Number ______ Email ______

ICC20-LIFE-App Page 3 of 9

47. Backdate to save age ☐ Yes ☐ No Maximum of 6 months (3 months in OH) prior to application date. (Premiums for insurance coverage begin on the backdated Register Date. If bank draft is selected, multiple premiums may be deducted from your account.)
48. Charitable Legacy Rider    ☐ Yes ☐ No
Name of Qualified Charitable Address 501(c) Tax ID†† %Share
Organization†
† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.
†† Contact the charitable organization directly to get its 501(c) Tax ID No.
49. Death Benefit Option    ☐  Option A (Level)    ☐  Option B (Face Amount and Policy Account Value)
50. Definition of Life Insurance Test    ☐  Guideline Premium Test    ☐  Cash Value Accumulation Test
51. Planned Periodic Premium (PPP) $ 52. Initial Premium $
Premium Mode ☐ Annual ☐ Semi Annual ☐ *Quarterly    ☐ *Monthly    (*Bank Draft availability)
53. Billing Method ☐ Direct ☐ Bank Draft ☐ Salary Allotment ☐ Single Pay (No Premium Billing will be sent)
Bank Draft Information – (Please note more than 1 premium may be deducted from your account based on the
Register date of the policy.) (Please complete the System-matic form.)
a. Draft Day of the Month (available 1st – 28th) Depending on the due date chosen, an additional draft could occur when the policy is placed inforce to prevent lapse status.
b. ☐ In lieu of Voided Check, use the first premium check to set up System-matic Payment Plan.
Salary Allotment Information
c. Unit Name Unit #
SSN/TIN/EIN Register Date (mm/dd/yyyy)
If Allotter is not Proposed Insured, Name
54. Will there be payment submitted with the application? ☐ Yes ☐ No
(If “Yes,” please complete the Limited Temporary Insurance Agreement and Questionnaire with the application.)
Source of Funds
The following questions refer to the Proposed Insured, Proposed Owner(s), Beneficiary(ies), Trust(s) or any legal entity(ies) owning the policy.
55. Do you intend to finance any of the premium required to pay this policy through a financing or loan agreement? ☐ Yes ☐ No
If “Yes,” with whom are you financing
56. Please indicate the source of funds used to purchase this insurance:
☐ Income ☐ Investment/Savings ☐ Loans ☐ Gifts/Inheritance
☐ Other (please specify)    ☐ Settled Contracts (details)
57. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? ☐ Yes ☐ No
58. Has any compensation or other inducement (including cash offers or discussions of free insurance, any forgiveness or potential forgiveness of debt, or other benefits been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured, Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is any expectation of receiving any such compensation or inducement? ☐ Yes ☐ No
If “Yes,” please give details
(If additional space is needed, please use the Remarks section below.)
ICC20-LIFE-App Page 4 of 9

Question # Comments/Additional Information
If you need additional space, please attach a separate sheet.
ICC20-LIFE-App Page 5 of 9

Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section D – Authorization/Agreement Signatures
Acknowledgement of Our Underwriting Process
I (We) acknowledge that I (we) have received and reviewed the statement of the Underwriting Process of the Company(ies) (the ‘‘Statement’’) which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act. I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.
Authorization to Obtain Health and MIB INC Information
I (We) the Proposed Insured(s) authorize any medical professional, hospital, clinic, laboratory or other medical institution, pharmacy benefit manager, insurer, or any other person or organization to disclose health information about me(us). Health information includes my (our) (i) medical history, (ii) prescription, drug or treatment history, (iii) confidential information related to Human Immunodeficiency Virus (HIV) test results or diagnosis as well as information regarding mental health, alcohol and/ or drug use. (iv) genetic information and genetics test results to the extent permitted by law. I/We authorize the MIB Inc., a not-for-profit organization, and any MIB Inc. member insurer, to provide any medical and personal information that it has about me(us) to the Company(ies), its reinsurer or any MIB Inc.-authorized third-party administrator performing underwriting services on the Company(ies) behalf. I (We) authorize the Company(ies), its reinsurer or authorized third-party administrator, to make a brief report of my(our) medical and personal information to MIB Inc.
Authorization to Obtain Non-Health Information
I (We) authorize any employer, business associate, government unit, financial institution, accountant, attorney, consumer reporting agency, the MIB Inc., my (our) insurance agency and my (our) financial professional to disclose to the Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, credit histories, credit scores, driving record, character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.
Purpose of Authorizations
I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application. In addition, information may be disclosed to the MIB Inc.
Coverage Conditions
I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.
Additional Authorizations
I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.
Duration
Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of: (a) the date that the Company(ies) declines my (our) application for coverage; and (b) if a policy is issued, (i) 24 months from the date of my (our) application, or (ii) the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (Our) revocation must be submitted in writing to: Chief Underwriter, 8501 IBM Drive, mail code 2W-5, Charlotte, NC 28262.
ICC20-LIFE-App Page 6 of 9

Authorization if Bank Draft is Elected
I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the
Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the
Owner or the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies upon 30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this
Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above Part 1 of the Application.
I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We)
further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.
Agreement
Each signer of this Application agrees that:
1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/
Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c)
unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person(s) proposed for insurance is (are) living.
2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured(s)
and owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt.
3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company’s rights or requirements.
5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its
supplements or questionnaires.
6) I (We) acknowledge receipt of the Living Benefit Brochure (Accelerated Death Benefit Rider Brochure), where applicable.
7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions.
8) I (We) represent and certify to the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.
Taxpayer Identification Number Certification
Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification
Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we)
am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.
ICC20-LIFE-App Page 7 of 9

Fraud Disclosure
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.
Acknowledgements
I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.
PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.
☐ Application for Individual Life Insurance – Part 1
Supplements
☐ VUL Investment Options Supplement
Section C—Additional Underwriting Requirements and Questionnaires
☐ Medical Information Questionnaire                ☐ Limited Temporary Insurance Agreement and☐ Personal History Questionnaire                 Questionnaire☐ Financial Information Questionnaire                ☐ Individually Owned Policy/Business Insurance
☐ Entity Owner Questionnaire for New Business                Questionnaire
☐ Substance Usage Questionnaire                ☐ Avocation Questionnaire☐ Foreign Residence and Travel Information Questionnaire                 ☐ Aviation Questionnaire
☐ Trust Owner Questionnaire and Certification for New Business
Signatures
I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/ Agreement Signature.
X
Signature of Proposed Insured
X
Signature of Proposed Owner or Applicant Signed in City, State Date (mm/dd/yyyy)
(If corporation, print firm’s name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)
X
Signature of Proposed Joint Owner Signed in City, State Date (mm/dd/yyyy)
(If corporation, print firm’s name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)
Financial Professional to Complete This Section
Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No If ‘‘Yes,’’ is the information provided the Other Insurance section of the core application complete and accurate for all Proposed Insured and Proposed Owner(s) ☐ Yes ☐ No If ‘‘No,’’ please provide details I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1 and know of nothing affecting the risk that has not been recorded herein.
☐ I have witnessed the signature required on the fully completed Part 1.
☐ I have not witnessed the signature required on the fully completed Part 1. Please provide explanation:
ICC20-LIFE-App Page 8 of 9

Certification for VUL Policies Only, Signature required FOR ALL VUL POLICIES:
Based on the information furnished by the Proposed Insured and Owner, if other than the Proposed Insured, in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.
X
Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy)
Print Financial Professional’s Name: License #:
ICC20-LIFE-App Page 9 of 9